EXHIBIT 99.1

Xcerra Announces Third Quarter Results

Third Quarter Notables:

  Revenue of $103.6 million, net income of $7.5 million or $0.14 per diluted share.
  On Non-GAAP basis, net income of $9.2 million or $0.17 per diluted share.
  Xcerra Corporation entered into a definitive agreement to be acquired by Unic Capital Management Co., Ltd, an affiliate of Sino IC Capital

NORWOOD, Mass., June 01, 2017 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its third fiscal quarter ended April 30, 2017.

Net sales for the quarter were $103,635,000 compared to the prior quarter’s net sales of $80,124,000.  GAAP net income for the quarter was $7,548,000 or $0.14 per diluted share.  Excluding amortization of purchased intangible assets of $148,000, restructuring of $187,000 and deal related expenses of $1,341,000, non-GAAP net income for the quarter was $9,224,000, or $0.17 per diluted share.

On April 10, 2017, the Company announced that it had entered into a definitive agreement to be acquired by Unic Capital Management Co., Ltd, an affiliate of Sino IC Capital. The process of obtaining approval from the Committee on Foreign Investment in the United States (CFIUS) is underway. We respect the CFIUS review process and are committed to providing the Committee with the information it needs to conduct its review.

As a result of the acquisition announcement, the Company will not hold a quarterly conference call and webcast, and will not provide an outlook for its future financial results.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company.  Non-GAAP net income for the quarter ended
April 30, 2017 excludes the amortization of purchased intangible assets, restructuring charges, and deal related expenses.  Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes.  A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables.  Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation ("Xcerra") and Unic Capital Management Co., Ltd. ("Parent") and the ability to consummate the transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) or from the Committee on Foreign Investment in the United States (CFIUS); uncertainties as to the timing of the consummation of the transaction and the ability of each of Xcerra and Parent to consummate the transaction, including as a result of the failure of Parent to obtain or provide on a timely basis or at all the necessary financing; risks that the transaction disrupts the current plans and operations of Xcerra; the ability of Xcerra to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Xcerra's most recent Annual Report on Form 10-K, and Xcerra's more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC"). Xcerra can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Xcerra and its directors and executive officers and certain of its other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Xcerra's directors and executive officers is included in Xcerra's Annual Report on Form 10-K for the year ended July 31, 2016, filed with the SEC on September 16, 2016, and the proxy statement for Xcerra's 2016 annual meeting of stockholders, filed with the SEC on October 28, 2016.  Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where to Find It

This press release is being made in respect of the proposed transaction involving Xcerra and Parent.  Xcerra intends to file with the SEC a proxy statement in connection with the proposed transaction as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Xcerra and will contain important information about the proposed transaction and related matters. XCERRA'S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Xcerra with the SEC, may be obtained free of charge at the SEC's website, at www.sec.gov. In addition, security holders of Xcerra will be able to obtain free copies of the proxy statement from Xcerra by contacting Investor Relations by mail at Attn: Investor Relations, 825 University Avenue, Norwood, Massachusetts 02062.

Details regarding the record date, and the date, time and place of the special meeting of Xcerra shareholders to vote on the transaction will be announced at a later date.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions.  The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources.  Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	April 30, 2017	July 31, 2016

Current assets
Cash and cash equivalents	$92,310	$83,065
Marketable securities	56,027	56,356
Accounts receivable - trade, net	76,549	76,513
Accounts receivable - other, net	426	304
Inventories, net	78,966	69,986
Prepaid expenses and other current assets	11,476	8,546
Assets held for sale	994	2,448
Total current assets	316,748	297,218

Property and equipment, net	26,965	25,483
Intangible assets, net	8,911	9,429
Goodwill	43,850	43,850
Other assets	2,293	2,103
Total assets	$398,767	$378,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,444	$2,822
Accounts payable	32,453	25,924
Other accrued expenses	35,076	31,588
Deferred revenues	6,771	6,196
Total current liabilities	77,744	66,530

Term Loan	18,540	21,197
Other long-term liabilities	8,908	8,518
Stockholders' equity	293,575	281,838
Total liabilities and stockholders' equity	$398,767	$378,083

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2017	2016	2017	2016

Net sales	$103,635	$82,237	$263,845	$232,972
Cost of sales	57,310	46,333	148,373	135,231
Gross profit	46,325	35,904	115,472	97,741

Engineering and product development expenses	15,581	15,438	45,891	45,335
Selling, general, and administrative expenses	21,523	19,475	58,069	56,335
Amortization of purchased intangible assets	148	247	518	957
Restructuring	187	120	592	504
Income (loss) from continuing operations	8,886	624	10,402	(5,390)

Other (loss) income, net	(57)	(1,419)	1,386	493
Income (loss) from continuing operations before provision for income taxes	8,829	(795)	11,788	(4,897)
Provision for (benefit from) income taxes	1,281	(1,763)	1,650	828
Income (loss) from continuing operations	7,548	968	10,138	(5,725)
Income from discontinued operations, net of tax	-	2,189	-	9,765
Net income	$7,548	$3,157	$10,138	$4,040

Basic net income per share:
Net income (loss) from continuing operations	$0.14	$0.02	$0.19	$(0.11)
Net income from discontinued operations, net of tax	-	0.04	-	$0.18
Basic net income per share	$0.14	$0.06	$0.19	$0.08

Diluted net income per share:
Net income (loss) from continuing operations	$0.14	$0.02	$0.19	$(0.11)
Net income from discontinued operations, net of tax	-	0.04	-	0.18
Diluted net income per share	$0.14	$0.06	$0.19	$0.07

Weighted-average common shares used in computing net income per share:
Basic	54,259	53,506	54,080	53,837
Diluted	55,043	53,506	54,661	53,897

Xcerra Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	April 30, 2017	Per Share	Per Share	April 30, 2016	Per Share	Per Share

GAAP net income	$7,548	$0.14	$0.14	$3,157	$0.06	$0.06
Legal and transaction fees	1,341	0.02	0.02	-	-	-
Income from discontinued operations, net of tax	-	-	-	(2,189)	(0.04)	(0.04)
Amortization of purchased intangible assets	148	0.00	0.00	247	0.00	0.00
Restructuring	187	0.00	0.00	120	0.00	0.00
Impairment of property held for sale	-	-	-	601	0.01	0.01
Tax benefit from divestiture	-	-	-	(1,929)	(0.04)	(0.04)
Non-GAAP net income (loss)	$9,224	$0.17	$0.17	$7	$0.00	$0.00

Weighted average shares outstanding:		54,259	55,043		53,506	53,506

	Nine Months	Basic	Diluted	Nine Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	April 30, 2017	Per Share	Per Share	April 30, 2016	Per Share	Per Share

GAAP net income	$10,138	$0.19	$0.19	$4,040	$0.08	$0.07
Legal and transaction fees	1,844	0.03	0.03	-	-	-
Income from discontinued operations, net of tax	-	-	-	(9,765)	(0.18)	(0.18)
Amortization of purchased intangible assets	518	0.01	0.01	957	0.02	0.02
Restructuring	592	0.01	0.01	504	0.01	0.01
Impairment of property held for sale	-	-	-	601	0.01	0.01
Tax benefit from divestiture	-	-	-	(792)	(0.01)	(0.01)
Non-GAAP net income (loss)	$13,092	$0.24	$0.24	$(4,455)	$(0.08)	$(0.08)

Weighted average shares outstanding:		54,080	54,661		53,837	53,897

Investor Contact:

Richard Yerganian,
Vice President, Investor Relations
Xcerra Corporation
Tel. 781.467.5063
Email rich.yerganian@xcerra.com